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                                                                  EXHIBIT 10.2.1


                           BROOKFIELD INVESTMENTS LTD.
                                 Twin Tower Two
                                Jabotinski Street
                                Ramat Gan Israel



                                            Restated March 3, 2003


Global Asset Holdings, Inc. (Epixtar Corp.)
11900 Biscayne Boulevard Suite 262
Miami, Florida 33181

   Re: Security Agreement and Note-Global Asset Holdings Inc. ("Epixtar Corp.")

Gentlemen:

      This will confirm our understanding with respect to the above Security Agreement and Note. The Note described above is a demand note and provides for interest with payment thereof at the time of payment of principal. The parties originally reached an agreement in principal on November 20, 2003 and executed an agreement dated December 6, 2003. The parties desire to revise and restate their agreement to provide for warrents in lieu of shares as consideration for our agreements herein.

      Epixtar and other parties to the agreement have requested a waiver of demand for two years and subordination of our portion of our security interest. We are willing to agree to such requests on the following terms and conditions:

            1. On or prior to July 1, 2003 you shall pay us an amount equal to all interest accrued under the Note through December 31, 2002. This amount will be applied as set forth in said Note.

            2. We shall receive three year warrents to purchase 4,000,000 restricted shares of your common stock (the "Warrents") at an exercise price of $.50 per share. We agree that the above Warrants and any shares to be issued to us there under will be acquired by us for investment and not for distribution. We acknowledge that these Warrents and shares issued there under, have not been registered under the Securities Act of 1933 (the "Act") and may not be sold or otherwise transferred except pursuant to a registration statement and/or an exemption from such registration requirements of the Act. The certificate for these shares will contain a restrictive legend and shall be subject to a stop transfer order.

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Epixtar Corporation
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            3.    In consideration of the payment and shares described herein we shall not demand payment of the aforesaid note prior to January 5, 2005 except for a default pursuant of the terms of security agreement and note for reasons other than non-payment of principal and interest.

            4. We agree to subordinate our security interest in your accounts receivable and those of your subsidiaries to the extent they are required to secure any financing by you or your subsidiaries. Nothing shall limit our right to any other security.

            5. Nothing herein shall limit your right with respect to prepay the Note.

      If the foregoing correctly reflects our understanding please sign and return the enclosed copy of the letter.

                                                     Very truly yours,

                                                     Brookfield Investment Ltd.


                                                     By: s/
                                                         -----------------------


Accepted and Agreed to as of
March 3, 2003

Global Asset Holdings, Inc.
(Epixtar Corp.)

By: s/
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